HAYWARD HOLDINGS, INC.
EXECUTIVE SEVERANCE PLAN

    Hayward Holdings, Inc., a Delaware corporation (the “Company”), has adopted this Hayward Holdings, Inc. Executive Severance Plan, including the attached Exhibits (the “Plan”), for the benefit of Participants (as defined below) on the terms and conditions hereinafter stated. The Plan, as set forth herein, is intended to provide severance protections to a select group of management or highly compensated employees (within the meaning of ERISA (as defined below)) in connection with qualifying terminations of employment.

1.Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings indicated below:

1.1“2021 Plan” means the Hayward Holdings, Inc. 2021 Equity Incentive Plan, as may be amended from time to time.

1.2“Accrued Obligations” means the Participant’s (a) base salary otherwise payable through the Date of Termination, (b) any earned and payable, but unpaid, annual cash performance bonus, (c) any amounts or benefits owing to the Participant or to the Participant’s beneficiaries under the then applicable benefit plans of the Company in which the Participant participated immediately prior to the Date of Termination (excluding any severance plan, program, agreement or arrangement), (d) earned and accrued vacation and/or paid time off, if applicable, to the extent not previously paid and required by applicable law and (e) any amounts owing to the Participant for reimbursement of business expenses properly incurred by the Participant prior to the Date of Termination and which are reimbursable in accordance with the Company’s applicable policies, provided that the Participant, or his estate or other legal representative, submits all expenses and supporting documentation required within 30 days of the Date of Termination (or 180 days in the case of termination due to death). Amounts payable (x) under clauses (a), (b) and (d) shall be paid as soon as administratively possible after the Date of Termination and in accordance with applicable law (or, in the case of (b), when bonuses are paid to executives of the Company generally); (y) under clause (c) shall be paid in accordance with the terms and conditions of the applicable plan, program or arrangement; and (z) under clause (e) shall be paid in accordance with the terms of the applicable expense policy but in any event by no later than the time for payment of the reimbursement required pursuant to Section 6.4.

1.3“Administrator” means the Compensation Committee of the Board.

1.4“Base Salary” means the Participant’s annual base salary rate in effect immediately prior to a Qualifying Termination or CIC Termination, as applicable, disregarding any reduction which gives rise to Good Reason.

1.5“Board” means the Board of Directors of the Company.

1.6“Cash Severance” shall have the meaning set forth in Section 4.2(a) hereof.
1.7“Cause” means, in respect of a Participant:

(a)conduct by the Participant constituting a material act of misconduct in connection with the performance of the Participant’s duties, including, without limitation, misappropriation of funds or property of the Company or any parent, subsidiary or affiliate other than the occasional, customary and de minimis use of Company, parent, subsidiary or affiliate property for personal purposes;
(b)the Participant’s commission of a felony or commission of a misdemeanor involving fraud or any misconduct by the Participant that results in material injury or reputational harm to the Company, or any parent, subsidiary or affiliate thereof;
(c)any act or omission that constitutes a material breach by the Participant of (i) any of the Participant’s obligations under any material agreement with the Company, or any parent, subsidiary or affiliate (including this Plan) or (ii) any material written policy of the Company, or any parent, subsidiary or affiliate thereof, including the continued non-performance by the Participant of the Participant’s duties (other than by reason of the Participant’s physical or mental illness, incapacity or disability), in each case, which has continued for more than 30 days following written notice from the Board delineating such non-performance;
(d)a breach by the Participant of any restrictive covenant by the Participant contained in any agreement between the Participant and the Company, or any parent, subsidiary or affiliate (including in any incentive award agreement), provided, that an immaterial and unintentional breach of Sections 1 and 3 of Exhibit B to the Participation Notice shall not constitute “Cause”;
(e)the Participant’s engaging in any intentional act of dishonesty, violence or threat of violence (including any violation of federal securities laws) which is or could reasonably be expected to be materially injurious to the financial condition or business reputation of the Company, or any parent, subsidiary or affiliate thereof;
(f)the Participant’s illegal use of controlled substances during the performance of the Participant’s duties that adversely affects the reputation or best interest of the Company, or any parent, subsidiary or affiliate thereof; or
(g)the Participant’s failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company, or any parent or subsidiary thereof, to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.
1.8“Change in Control” shall have the meaning set forth in the 2021 Plan or any successor equity plan adopted by the Company.

1.9“CIC Protection Period” means the period beginning on the date of a Change in Control and ending on and including the three-year anniversary of the date of a Change in Control.

1.10“CIC Termination” means (a) a termination of the Participant’s employment by the Company or its subsidiary without Cause or (b) a termination of the Participant’s employment by the

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Participant for Good Reason, in either case, which occurs during the CIC Protection Period. A CIC Termination shall not include a termination of employment due to the Participant’s death or Disability.

1.11“Claimant” shall have the meaning set forth in Section 1.2 of Exhibit D attached hereto.

1.12“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985.

1.13“COBRA Period” means the number of months of COBRA Premium Payments that a Participant may be entitled to receive, as determined in accordance with Exhibit A or Exhibit B attached hereto (based on the Participant’s participation Tier).

1.14“COBRA Premium Payment” shall have the meaning set forth in Section 4.2(c) hereof.

1.15“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

1.16“Date of Termination” means the effective date of the termination of the Participant’s employment.

1.17“Disability” or “Disabled” means the inability of the Participant to perform the Participant’s material duties due to a physical or mental injury, infirmity or incapacity, which is expected to exceed 180 days (including weekends and holidays) in any 365-day period. If any question shall arise as to whether the Participant is Disabled to the extent that the Participant is unable to perform substantially all of the Participant’s duties and responsibilities for the Company, and any parent, subsidiary or affiliate thereof, the Participant shall, at the request of the Board in accordance with the Americans with Disabilities Act of 1990 and the Family and Medical Leave Act of 1993, each as amended, submit to a medical examination by a physician selected by the Board to whom the Participant or the Participant’s guardian, if any, has no reasonable objection to determine whether the is so Disabled, and such determination shall for purposes of this Plan be conclusive of the issue. If such a question arises and the Participant fails to submit to the requested medical examination, the Board’s determination of the issue shall be binding on the Participant.

1.18“Effective Date” shall have the meaning set forth in Section 2 hereof.

1.19“Employee” means an individual who is an employee of the Company or any of its subsidiaries.

1.20“Equity Award” means a Company equity award granted under an Equity Plan or any successor equity compensation plan adopted by the Company.

1.21“Equity Plans” means the Hayward Holdings, Inc. Second Amended and Restated 2017 Equity Incentive Plan, as may be amended from time to time and the 2021 Plan.

1.22“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

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1.23“Excise Tax” shall have the meaning set forth in Section 7.1 hereof.

1.24“Good Reason” means the occurrence of any one or more of the following events without the Participant’s consent:

(a)any act taken by the Company that results in any material and sustained diminution in the Participant’s responsibilities or authority from those that are consistent with the Participant’s title;
(b)a failure of the Company to pay or cause to be paid the Participant’s Base Salary, annual bonus or material employee benefits required to be provided to the Participant, when due;
(c)a transfer of the Participant’s primary workplace by more than 50 miles from its existing location by action of the Company; or
(d)any material breach of this Plan by the Company (each such event, a “Good Reason Condition”).
Notwithstanding the foregoing, Good Reason will not be deemed to exist unless (i) the Participant reasonably determines in good faith that a Good Reason Condition has occurred; (ii) the Participant notifies the Company in writing of the first occurrence of the Good Reason Condition within 30 days of the first occurrence of such condition; (iii) the Participant cooperates in good faith with the Company’s efforts, if any, for a period of not less than 30 days following such notice (the “Cure Period”), to remedy the Good Reason Condition; (iv) notwithstanding such efforts, or in the event the Company does not remedy such event, the Good Reason Condition continues to exist; and (v) the Participant terminates the Participant’s employment within 90 days after the Good Reason Condition has occurred; provided, that, for the avoidance of doubt, if the Company cures the Good Reason Condition during the Cure Period, Good Reason shall be deemed not to have occurred.
1.25“Independent Advisors” shall have the meaning set forth in Section 7.2 hereof.

1.26“Participant” means each Employee who is selected by the Administrator to participate in the Plan, other than any Employee who, at the time of the Participant’s termination of employment, is covered by a plan or agreement with the Company or a subsidiary that explicitly supersedes and/or replaces the payments and benefits provided under this Plan.

1.27“Participation Notice” shall have the meaning set forth in Section 2 hereof.

1.28“Cash Severance” shall have the meaning set forth in Section 4.2(a) hereof.
1.29“Performance-Vesting Award” means an Equity Award that remains subject to achievement of any performance goal(s) as of the Date of Termination.

1.30“Post-Termination Benefits” shall have the meaning set forth in Section 4.2(c) hereof.

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1.31“Pro-Rata Bonus” shall have the meaning set forth in Section 4.2(b) hereof.

1.32“Pro-Rata Target Bonus” shall have the meaning set forth in Section 4.2(b) hereof.

1.33“Qualifying Termination” means (i) a termination of the Participant’s employment by the Company or its subsidiary without Cause or (ii) a termination of the Participant’s employment by the Participant for Good Reason. A Qualifying Termination shall not include a termination of employment due to the Participant’s death or Disability.

1.34“Release” shall have the meaning set forth in Section 4.4 hereof.

1.35“Severance Benefits” means the severance payments and benefits to which a Participant may become entitled pursuant to Section 4 of the Plan and Exhibit A or Exhibit B, as applicable and each as attached hereto.

1.36“Target Bonus” means the Participant’s target cash performance bonus, if any, for the annual bonus performance period in which the Date of Termination occurs.
1.37“Time-Vesting Award” means each Equity Award that vests solely based on the passage of time (including an Equity Award for which the applicable performance goal(s) have been achieved as of the Date of Termination, such that the Equity Award remains subject only to time-based vesting as of the Date of Termination).
1.38“Total Payments” shall have the meaning set forth in Section 7.1 hereof.
2.Effectiveness of the Plan; Notification. The Plan became effective on April 24, 2026 (the “Effective Date”). The Company shall, pursuant to a written notice to any Employee (a “Participation Notice”), notify each Participant that such Participant has been selected to participate in the Plan and of such Participant’s participation Tier.

3.Administration. The Plan shall be interpreted, administered and operated by the Administrator, which shall have complete authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator may delegate any of its duties hereunder to a subcommittee, or to such person or persons from time to time as it may designate other than to any Participant in the Plan, and the Administrator may delegate (other than to any Participant in the Plan) its duty to provide a Participation Notice to a Participant in the Plan. All decisions, interpretations and other actions of the Administrator (including with respect to whether a Qualifying Termination, a CIC Termination or a termination of employment due to a Participant’s Disability has occurred) shall be final, conclusive and binding on all parties who have an interest in the Plan.

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4.Severance Benefits.

4.1Eligibility. Each Employee who qualifies as a Participant and who experiences a Qualifying Termination, a CIC Termination or a termination of employment by the Company due to death or Disability is eligible to receive Severance Benefits under the Plan.

4.2Qualifying Termination Payment. If a Participant experiences a Qualifying Termination, then the Company shall pay or provide to the Participant the following (in addition to the Accrued Obligations):

(a)Cash Severance. The Company shall pay to the Participant an amount equal to the sum of the Participant’s Base Salary and Target Bonus, multiplied by the Multiplier set forth on Exhibit A attached hereto (based on the Participant’s participation Tier) (the “Cash Severance”). The Cash Severance shall be payable in substantially equal installments during the Severance Period set forth on Exhibit A, but commencing on the first payroll date following the earlier of (i) the date upon which the Release becomes effective, binding and irrevocable and (ii) the 90th day following the Date of Termination (such earlier date, the “Payment Date”) (and amounts otherwise payable prior to such first payroll date shall be paid on such date without interest thereon).

(b)Pro-Rata Bonus. The Company shall pay to the Participant an amount equal to the product of (i) the Participant’s annual cash performance bonus for the performance period in which the Date of Termination occurs, based on the achievement of applicable performance goals, and (ii) a fraction, the numerator of which is the number of days during the performance period that the Participant was employed through the Date of Termination and the denominator of which is the total number of days in the applicable performance period (the “Pro-Rata Bonus”). The Pro-Rata Bonus shall be paid in a lump sum at such time when bonuses are paid to executives of the Company generally or, if later, on the Payment Date.

(c)COBRA. Subject to the requirements of the Code, if the Participant is eligible for and properly elects healthcare continuation coverage under the Company’s group health plans pursuant to COBRA, then during the period commencing on the Date of Termination and ending on the earlier of (i) the expiration of the COBRA Period (as set forth on Exhibit A and based on the Participant’s participation Tier) and (ii) the date on which Participant becomes eligible for substantially similar coverage under a subsequent employer’s group health plan, the Participant shall pay the same portion of the total cost of such coverage that the Company’s active employees are required to pay for such coverage, and the Company shall pay for that portion of such total cost as exceeds the portion paid for by the Participant (the “COBRA Premium Payment”); provided, however, that the Company shall not pay COBRA premiums for any health flexible savings accounts or health reimbursement arrangements. Such payment shall be made by direct payment or, at the Company’s election, by reimbursement to the Participant, provided that such costs shall be determined based on the same benefit levels and cost to the Participant as would have applied based on the Participant’s elections in effect on the Date of Termination if the Participant’s employment had not been terminated. Notwithstanding the foregoing, (x) if any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period

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of continuation coverage to be, exempt from the application of Code Section 409A under Treasury Regulation Section 1.409A-1(a)(5), or (y) the Company is otherwise unable to continue to cover the Participant under its group health plans without penalty under applicable law (including without limitation, Section 2716 of the Public Health Service Act), then, in either case, an amount equal to each remaining Company payment shall thereafter be paid to the Participant in substantially equal monthly installments over the COBRA Period (or the remaining portion thereof), or if earlier, through the date specified in Section 4.2(c)(ii). If and to the extent necessary in order for the Participant to avoid being subject to tax under section 105(h) of the Code on any payment or reimbursement of any health care expenses made to the Participant or for the Participant’s benefit pursuant to Section 4.2(c)(ii), the Company shall impute as taxable income to the Participant an amount equal to the excess of (A) the full actuarial cost of the health care benefit coverages provided to the Participant and the Participant’s dependents under Section 4.2(c)(ii) over (B) the portion of such total cost paid for by the Participant or the Participant’s dependents for each period during which such coverages are provided.

(d)Outplacement Services. The Company shall provide Participant with outplacement services following the Date of Termination valued at up to $12,000.

(e)Post-Termination Benefits. At the Company’s election, either (i) payment from the Company to the Participant of an amount equal to the cost of any welfare benefits and retirement plan contributions the Participant would otherwise have been eligible to receive during the Severance Period (as set forth on Exhibit A and based on the Participant’s participation Tier), payable in a lump sum on the Payment Date or (ii) the provision, for the Severance Period, in kind by the Company to the Participant of the welfare benefits or retirement plan contributions described in clause (i) of this Section, provided that, in the case of provision of benefits under clause (ii), the Company has determined in its reasonable and sole discretion that it would be permissible to do so under the terms of any applicable plan and applicable law (the “Post-Termination Benefits”).

(f)Equity Award Treatment. Any Equity Award held by the Participant on the Date of Termination shall be treated in accordance with the terms and conditions set forth in the applicable Equity Plan and award agreement.

4.3CIC Termination Payment. If a Participant experiences a CIC Termination, then the Company shall pay or provide to the Participant the following (in addition to the Accrued Obligations):

(a)Salary Severance. The Company shall pay to the Participant the Cash Severance; provided, however, the amount of the Cash Severance shall be determined based on the Multiplier set forth on Exhibit B attached hereto (instead of Exhibit A). Such Cash Severance shall be payable in substantially equal installments during the Severance Period set forth on Exhibit B (instead of Exhibit A), but commencing on the first payroll date following the Payment Date (and amounts otherwise payable prior to such first payroll date shall be paid on such date without interest thereon).

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(b)Pro-Rata Bonus. If the Date of Termination occurs on or prior to the last day of the third quarter of the fiscal year, the Company shall pay to the Participant an amount equal to the product of (i) the Participant’s target annual cash performance bonus for the performance period in which the Date of Termination occurs and (ii) a fraction, the numerator of which is the number of days during the performance period that the Participant was employed through the Date of Termination and the denominator of which is the total number of days in the applicable performance period (the “Pro-Rata Target Bonus”). If the Date of Termination occurs during the fourth quarter of the fiscal year in which the Date of Termination occurs, the Company shall pay to Participant an amount equal to the greater of (i) the Pro-Rata Target Bonus and (ii) the Pro-Rata Bonus. Such amount paid pursuant to this Section 4.3(b) shall be paid in a lump sum at such time when bonuses are paid to executives of the Company generally or, if later, on the Payment Date.

(c)COBRA. The Company shall provide to the Participant the COBRA Premium Payment set forth in Section 4.2(c) hereof; provided, however, that the COBRA Period shall be set forth on Exhibit B attached hereto (instead of Exhibit A).

(d)Outplacement Services. The Company shall provide Participant with outplacement services following the Date of Termination valued at up to $12,000.

(e)Post-Termination Benefits. The Company shall provide to the Participant the Post-Termination Benefits set forth in Section 4.2(c) hereof; provided, however, that the Severance Period shall be as set forth on Exhibit B (instead of Exhibit A).

(f)Equity Award Treatment. Each outstanding Time-Vesting Award held by the Participant shall become fully vested and, to the extent applicable, exercisable on the Date of Termination. In addition, each outstanding Performance-Vesting Award held by the Participant as of the Participant’s Date of Termination shall become fully vested and, to the extent applicable, exercisable, on the Date of Termination, with all performance goals or other vesting criteria deemed to be achieved at the target level of performance. In addition, any Time-Vesting Award and Performance-Vesting Award held by the Participant that is a stock option, to the extent vested (after taking into account any acceleration pursuant to this Section 4.3(f), shall remain outstanding and exercisable until the one-year anniversary of the Date of Termination (but in no event later than the maximum expiration date of the applicable option).

4.4Disability Payment. In the event of a termination of the Participant’s employment by the Company or its subsidiary due to the Participant’s Disability, then the Company shall pay or provide to the Participant the following (in addition to the Accrued Obligations):

(a)Pro-Rata Bonus. The Company shall pay to the Participant the Pro-Rata Bonus in accordance with Section 4.2(c) hereof.

(b)COBRA. The Company shall provide to the Participant the COBRA Premium Payment set forth in Section 4.2(c) hereof.

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(c)Post-Termination Benefits. The Company shall provide to the Participant the Post-Termination Benefits set forth in Section 4.2(c) hereof.

(d)Equity Award Treatment. Any Equity Award held by the Participant on the Date of Termination shall be treated in accordance with the terms and conditions set forth in the applicable Equity Plan and award agreement.

4.5Death Payment. In the event of a termination of the Participant’s employment by the Company or its subsidiary due to the Participant’s death, then the Company shall pay or provide to the Participant (in addition to the Accrued Obligations) the Pro-Rata Bonus. The Pro-Rata Bonus shall be paid in a lump sum at such time when bonuses are paid to executives of the Company generally. Any Equity Award held by the Participant on the Date of Termination shall be treated in accordance with the terms and conditions set forth in the applicable Equity Plan and award agreement

4.6Release. Notwithstanding anything herein to the contrary, no Participant shall be eligible or entitled to receive or retain any Severance Benefits under the Plan, other than the benefits set forth in Section 4.5 hereof, unless he or she executes a general release of claims substantially in the form attached hereto as Exhibit C (the “Release”) and, to the extent such Release includes a post-signing revocation period (including if required by applicable law), does not revoke such Release in accordance with its terms, within the time period set forth in the Release.

5.Limitations. Notwithstanding any provision of the Plan to the contrary, if a Participant’s status as an Employee is terminated for any reason other than due to a Qualifying Termination, a CIC Termination, or a termination of employment by the Company due to death or Disability, the Participant shall not be entitled to receive any Severance Benefits under the Plan, and the Company shall not have any obligation to such Participant under the Plan.

6.Section 409A.

6.1General. To the extent applicable, the Plan shall be interpreted and applied consistent with and in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, to the extent that the Administrator determines that any payments or benefits under the Plan may not be either compliant with or exempt from Code Section 409A and related Department of Treasury guidance, the Administrator may in its sole discretion adopt such amendments to the Plan or take such other actions that the Administrator determines are necessary or appropriate to (a) exempt the compensation and benefits payable under the Plan from Code Section 409A and/or preserve the intended tax treatment of such compensation and benefits, or (b) comply with the requirements of Code Section 409A and related Department of Treasury guidance; provided, however, that this Section 6.1 shall not create any obligation on the part of the Administrator to adopt any such amendment or take any other action, nor shall the Company have any liability for failing to do so.

6.2Potential Six-Month Delay. Notwithstanding anything to the contrary in the Plan, no amounts shall be paid to any Participant under the Plan during the six-month period following such Participant’s “separation from service” (within the meaning of Code Section 409A(a)(2)(A)(i) and

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Treasury Regulation Section 1.409A-1(h)) to the extent that the Administrator determines that paying such amounts at the time or times indicated in the Plan would result in a prohibited distribution under Code Section 409A(a)(2)(B)(i). If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Code Section 409A without resulting in a prohibited distribution, including as a result of the Participant’s death), the Participant shall receive payment of a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Participant during such six-month period without interest thereon.

6.3Separation from Service. A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan providing for the payment of any amounts or benefits that constitute “nonqualified deferred compensation” under Code Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of the Plan, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

6.4Reimbursements. To the extent that any payments or reimbursements provided to a Participant under the Plan are deemed to constitute compensation to the Participant to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, such amounts shall be paid or reimbursed reasonably promptly, but not later than December 31st of the year following the year in which the expense was incurred. The amount of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and the Participant’s right to such payments or reimbursement of any such expenses shall not be subject to liquidation or exchange for any other benefit.

6.5Installments. For purposes of applying the provisions of Code Section 409A to the Plan, each separately identified amount to which a Participant is entitled under the Plan shall be treated as a separate payment. In addition, to the extent permissible under Code Section 409A, the right to receive any installment payments under the Plan shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Treasury Regulation Section 1.409A-2(b)(2)(iii). Whenever a payment under the Plan specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

7.Limitation on Payments.

7.1Best Pay Cap. Notwithstanding any other provision of the Plan, in the event that any payment or benefit received or to be received by a Participant (including any payment or benefit received in connection with a termination of the Participant’s employment, whether pursuant to the terms of the Plan or any other plan, arrangement or agreement) (all such payments and benefits, including the Severance Benefits, being hereinafter referred to as the “Total Payments”) would be subject (in whole or part), to the excise tax imposed under Code Section 4999 (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Code Section 280G in such other plan, arrangement or agreement, the cash severance payments under the Plan shall first be reduced, and any noncash severance payments shall thereafter be reduced, to the extent necessary so that no portion of the

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Total Payments is subject to the Excise Tax but only if (a) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (b) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Participant would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments).

7.2Certain Exclusions. For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (a) no portion of the Total Payments, the receipt or retention of which the Participant has waived at such time and in such manner so as not to constitute a “payment” within the meaning of Code Section 280G(b), will be taken into account; (b) no portion of the Total Payments will be taken into account which, in the written opinion of an independent, nationally recognized accounting firm (the “Independent Advisors”) selected by the Company, does not constitute a “parachute payment” within the meaning of Code Section 280G(b)(2) (including by reason of Code Section 280G(b)(4)(A)) and, in calculating the Excise Tax, no portion of such Total Payments will be taken into account which, in the opinion of Independent Advisors, constitutes reasonable compensation for services actually rendered, within the meaning of Code Section 280G(b)(4)(B), in excess of the “base amount” (as defined in Code Section 280G(b)(3)) allocable to such reasonable compensation; and (c) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Independent Advisors in accordance with the principles of Code Sections 280G(d)(3) and (4).

8.No Mitigation. No Participant shall be required to seek other employment or attempt in any way to reduce or mitigate any Severance Benefits payable under the Plan and the amount of any such Severance Benefits shall not be reduced by any other compensation paid or provided to any Participant following such Participant’s termination of employment.

9.Successors.

9.1Company Successors. The Plan shall inure to the benefit of and shall be binding upon the Company and its successors and assigns. Any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume and agree to perform the obligations of the Company under the Plan.

9.2Participant Successors. The Plan shall inure to the benefit of and be enforceable by each Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees or other beneficiaries. If a Participant dies while any amount remains payable to such Participant hereunder, all such amounts shall be paid in accordance with the terms of the Plan to the executors, personal representatives or administrators of such Participant’s estate.

10.Notices. All communications relating to matters arising under the Plan shall be in writing and shall be deemed to have been duly given when hand delivered, faxed, emailed or mailed by reputable

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overnight carrier or United States certified mail, return receipt requested, addressed, if to a Participant, to the address or email address on file with the Company or to such other address or email address as the Participant may have furnished to the other in writing in accordance herewith and, if to the Company, to such address or email address as may be specified from time to time by the Administrator, except that notice of change of address shall be effective only upon actual receipt.

11.Claims Procedure; Arbitration. The Administrator has adopted procedures for considering claims (which are set forth in Exhibit D attached hereto), which it may amend or modify from time to time, as it sees fit. These procedures shall comply with all applicable legal requirements. These procedures may provide that final and binding arbitration shall be the ultimate means of contesting a denied claim (even if the Administrator or its delegates have failed to follow the prescribed procedures with respect to the claim). The right to receive benefits under the Plan is contingent on a Claimant using the prescribed claims and appeal procedures to resolve any claim.

12.Covenants.

12.1Restrictive Covenants. A Participant’s right to receive and/or retain the Severance Benefits payable under this Plan is conditioned upon and subject to the Participant’s continued compliance with any restrictive covenants (e.g., confidentiality, invention assignment, non-competition, non-solicitation, non-disparagement), as applicable, contained in the Participation Notice and/or in any other written agreement between such Participant and the Company or any of its subsidiaries or affiliates, as in effect on the Date of Termination.

12.2Return of Property. A Participant’s right to receive and/or retain the Severance Benefits payable under the Plan is conditioned upon the Participant’s (or the Participant’s estate’s) return to the Company of all Company documents (and all copies thereof) and other Company property (in each case, whether physical, electronic or otherwise) in the Participant’s possession or control.

13.Miscellaneous.

13.1Entire Plan; Relation to Other Agreements. The Plan, together with any Participation Notice issued in connection with the Plan, contains the entire understanding of the parties relating to the subject matter hereof and supersedes any prior agreement, arrangement and understanding between any Participant, on the one hand, and the Company and/or any subsidiary, on the other hand, with respect to the subject matter hereof (including any employment agreement by and between the Company and a Participant). Severance Benefits payable under the Plan are not intended to duplicate any other cash and/or healthcare severance benefits payable to a Participant by the Company (for the avoidance of doubt, sign-on bonus payments, retention bonus payments, transaction bonus payments and other similar cash payments shall not constitute “other cash severance” for purposes of this Plan).

13.2No Right to Continued Service. Nothing contained in the Plan shall (a) confer upon any Participant any right to continue as an employee of the Company or any subsidiary, (b) constitute any contract of employment or agreement to continue employment for any particular period, or (c) interfere in any way with the right of the Company to terminate a service relationship with any Participant, with or without Cause.

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13.3Termination and Amendment of Plan. The Plan may not be amended, modified, suspended or terminated except with the express written consent of each Participant who would be adversely affected by any such amendment, modification, suspension or termination.

13.4Survival. Section 7 (Limitation on Payments), Section 11 (Claims Procedure; Arbitration) and Section 12 (Covenants) hereof shall survive the termination or expiration of the Plan and shall continue in effect.

13.5Severance Benefit Obligations. Notwithstanding anything contained herein, Severance Benefits paid or provided under the Plan may be paid or provided by the Company or any subsidiary employer, as applicable.

13.6Withholding. The Company and its subsidiaries shall have the authority and the right to deduct and withhold an amount sufficient to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to any Severance Benefits payable under the Plan.

13.7Benefits Not Assignable. Except as otherwise provided herein or by law, no right or interest of any Participant under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Participant under the Plan shall be liable for, or subject to, any obligation or liability of such Participant. When a payment is due under the Plan to a Participant who is unable to care for the Participant’s affairs, payment may be made directly to the Participant’s legal guardian or personal representative.

13.8Applicable Law. The Plan is intended to be an unfunded “top hat” pension plan within the meaning of U.S. Department of Labor Regulation Section 2520.104-23 and shall be interpreted, administered, and enforced as such in accordance with ERISA. To the extent that state law is applicable, the statutes and common law of the State of Delaware, excluding any that mandate the use of another jurisdiction’s laws, will apply.

13.9Validity. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect.

13.10Captions. The captions contained in the Plan are for convenience only and shall have no bearing on the meaning, construction or interpretation of the Plan’s provisions.

13.11Expenses. The expenses of administering the Plan shall be borne by the Company or its successor, as applicable.

13.12Unfunded Plan. The Plan shall be maintained in a manner to be considered “unfunded” for purposes of ERISA. The Company shall be required to make payments only as benefits become due and payable. No person shall have any right, other than the right of an unsecured general creditor against

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the Company, with respect to the benefits payable hereunder, or which may be payable hereunder, to any Participant, surviving spouse or beneficiary hereunder. If the Company, acting in its sole discretion, establishes a reserve or other fund associated with the Plan, no person shall have any right to or interest in any specific amount or asset of such reserve or fund by reason of amounts which may be payable to such person under the Plan, nor shall such person have any right to receive any payment under the Plan except as and to the extent expressly provided in the Plan. The assets in any such reserve or fund shall be part of the general assets of the Company, subject to the control of the Company.

* * * * *

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I hereby certify that the foregoing Plan was duly adopted by the Compensation Committee of the Board of Directors of Hayward Holdings, Inc. on April 24, 2026.

Signature: /s/ Susan M. Canning

Name: Susan M. Canning

Title: SVP, Chief Legal Officer and Secretary

    1

EXHIBIT A
CALCULATION OF QUALIFYING TERMINATION SEVERANCE AMOUNTS

Participation Tier	Cash Severance Multiplier	Severance Period (from Date of Termination)	COBRA Period (from Date of Termination)
CEO	2x	24 months	12 months
Executive	1x	12 months	12 months

Exh. C-1

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EXHIBIT B

CALCULATION OF CIC TERMINATION SEVERANCE AMOUNTS

Participation Tier	Cash Severance Multiplier	Severance Period (from Date of Termination)	COBRA Period (from Date of Termination)
CEO	3x	36 months	24 months
Executive	2x	24 months	24 months

Exh. C-2

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EXHIBIT C
FORM OF RELEASE
1.Release. For valuable consideration, including the payments or benefits under Section 4 of the Hayward Holdings, Inc. Executive Severance Plan (the “Severance Plan”), the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Hayward Holdings, Inc., a Delaware corporation (the “Company”) and the Company’s partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.  The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Older Workers’ Benefit Protection Act, the Americans With Disabilities Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the North Carolina Equal Employment Practices Act (NCEEPA), the North Carolina Retaliatory Employment Discrimination Act (NCREDA), the North Carolina Persons with Disabilities Protection Act (NCPDPA), the North Carolina Discrimination Based on Genetic Testing and Genetic Information Law, the North Carolina Discrimination Based on AIDS and HIV Status Law, the North Carolina Military Leave Law, the North Carolina Hazardous Chemicals Right to Know Act, the New Jersey Law Against Discrimination (NJLAD) (with respect to existing but not prospective claims), the New Jersey Family Leave Act (NJFLA), the New Jersey Conscientious Employee Protection Act (NJCEPA), the New Jersey Wage Payment Law, the New Jersey Wage and Hour Law, retaliation claims under the New Jersey Workers' Compensation Law (NJWCL), the New Jersey Discrimination in Wages Law, the New Jersey Security and Financial Empowerment Act (SAFE Act), the New Jersey Temporary Disability Benefits Law, the New Jersey Earned Sick Leave Law, the Millville Dallas Airmotive Plant Job Loss Notification Act, the New Jersey Civil Union Act, the New Jersey Smoking Law (NJSL).
2.Claims Not Released. Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under Section 4 of the Severance Plan, with respect to the payments and benefits provided in exchange for this Release, (ii) to payments or benefits under any equity award agreement between the undersigned and the Company, (iii) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (iv) to any Claims, including claims for indemnification and/or advancement of expenses arising under any indemnification agreement between the undersigned and the Company or under the bylaws, certificate of incorporation or other similar governing document of the Company, (v) to any Claims which cannot be waived by an employee under applicable law or (vi) with respect to the undersigned’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator.
Exh. C-3

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3.Unknown Claims.
THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS THE UNDERSIGNED MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
4.Exceptions. Notwithstanding anything in this Release to the contrary, nothing contained in this Release shall prohibit the undersigned from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or the National Labor Relations Board (the “NLRB”)) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to the undersigned’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Pursuant to 18 USC Section 1833(b), the undersigned will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nothing in this Release prevents the undersigned from participating in an activity permitted by Section 7 of the National Labor Relations Act or from filing an unfair labor practice charge with the NLRB, or from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the undersigned has reason to believe is unlawful.
5.Representations. The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.
6.No Action. The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to
Exh. C-4

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pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim. Notwithstanding the foregoing, this provision shall not apply to any suit or Claim to the extent it challenges the effectiveness of this Release with respect to a claim under the Age Discrimination in Employment Act.
7.No Admission. The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.
8.OWBPA. The undersigned agrees and acknowledges that this Release constitutes a knowing and voluntary waiver and release of all Claims the undersigned has or may have against the Company and/or any of the Releasees as set forth herein, including, but not limited to, all Claims arising under the Older Worker’s Benefit Protection Act and the Age Discrimination in Employment Act. In accordance with the Older Worker’s Benefit Protection Act, the undersigned is hereby advised as follows:
(i)the undersigned has read the terms of this Release, and understands its terms and effects, including the fact that the undersigned agreed to release and forever discharge the Company and each of the Releasees, from any Claims released in this Release;
(ii)the undersigned understands that, by entering into this Release, the undersigned does not waive any Claims that may arise after the date of the undersigned’s execution of this Release, including without limitation any rights or claims that the undersigned may have to secure enforcement of the terms and conditions of this Release;
(iii)the undersigned has signed this Release voluntarily and knowingly in exchange for the consideration described in this Release, which the undersigned acknowledges is adequate and satisfactory to the undersigned and which the undersigned acknowledges is in addition to any other benefits to which the undersigned is otherwise entitled;
(iv)the Company advises the undersigned to consult with an attorney prior to executing this Release;
(v)the undersigned has been given at least 21 / 45 days in which to review and consider this Release. To the extent that the undersigned chooses to sign this Release prior to the expiration of such period, the undersigned acknowledges that the undersigned has done so voluntarily, had sufficient time to consider the Release, to consult with counsel and that the undersigned does not desire additional time and hereby waives the remainder of the 21 / 45-day period;
(vi)the undersigned understands that Attachment 1 to this Release is a list of the job titles and ages for all individuals in the undersigned’s decisional unit who have been selected for the program, as well as the job titles and ages of all individuals in the undersigned’s decisional unit who have not been selected for the program, as of _____, the date the Company provided this Release to the undersigned; and
(vii)the undersigned may revoke this Release within seven days from the date the undersigned signs this Release and this Release will become effective upon the expiration of that revocation period if the undersigned has not revoked this Release during such
Exh. C-5

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seven-day period. If the undersigned revokes this Release during such seven-day period, this Release will be null and void and of no force or effect on either the Company or the undersigned and the undersigned will not be entitled to any of the payments or benefits which are expressly conditioned upon the execution and non-revocation of this Release. Any revocation must be in writing and sent to [name], via electronic mail at [email address], on or before 11:59 p.m. Eastern time on the seventh day after this Release is executed by the undersigned.
9.Certain Rights. The undersigned is hereby advised as follows:
(i)the undersigned has read the terms of this Release, and understands its terms and effects, including the fact that the undersigned agreed to release and forever discharge the Company and each of the Releasees, from any Claims released in this Release;
(ii)the undersigned understands that, by entering into this Release, the undersigned does not waive any Claims that may arise after the date of the undersigned’s execution of this Release, including without limitation any rights or claims that the undersigned may have to secure enforcement of the terms and conditions of this Release;
(iii)the undersigned has signed this Release voluntarily and knowingly in exchange for the consideration described in this Release, which the undersigned acknowledges is adequate and satisfactory to the undersigned and which the undersigned acknowledges is in addition to any other benefits to which the undersigned is otherwise entitled;
(iv)the undersigned has a right to, and the Company advises the undersigned to, consult with an attorney prior to executing this Release; and
(v)the undersigned has been given at least five business days in which to review and consider this Release. To the extent that the undersigned chooses to sign this Release prior to the expiration of such period, the undersigned acknowledges that the undersigned has done so voluntarily, had sufficient time to consider the Release, to consult with counsel and that the undersigned does not desire additional time to review and consider this Release and hereby waives the remainder of the period.
10.Governing Law. This Release is deemed made and entered into in the State of ____, and in all respects shall be interpreted, enforced and governed under the internal laws of the State of ____, to the extent not preempted by federal law.
IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ___________, ____.

Exh. C-6

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ATTACHMENT 1 TO EXHIBIT C

OLDER WORKER BENEFIT PROTECTION ACT DISCLOSURE

To be included if applicable

Exh. C-7

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EXHIBIT D
DETAILED CLAIMS PROCEDURES

Section 1.1.    Claim Procedure. Claims for benefits under the Plan shall be administered in accordance with Section 503 of ERISA and the Department of Labor Regulations and guidance thereunder. The Administrator shall have the right to delegate its duties under this Exhibit and all references to the Administrator shall be a reference to any such delegate, as well. The Administrator shall make all determinations as to the rights of any Claimant. A Claimant may authorize a representative to act on the Participant’s behalf with respect to any claim under the Plan.

Section 1.2.    Claims. Generally, Participants are not required to present a formal claim in order to receive benefits under the Plan. If, however, any person believes that benefits are being denied improperly, that the Plan is not being operated properly, or that their legal rights are being violated with respect to the Plan (the “Claimant”), the Claimant must file a formal claim, in writing, with the Administrator in accordance with this Exhibit D. This requirement applies to all claims that any Claimant has with respect to the Plan, except to the extent the Administrator determines, in its sole discretion, that it does not have the power to grant all relief reasonably being sought by the Claimant. A formal claim must be filed within 90 days after the date the Claimant first knew or should have known of the facts on which the claim is based, unless the Administrator consents otherwise in writing. All written claims shall be submitted to the Chief Legal Officer at legal@hayward.com or 1415 Vantage Park Drive, Suite 400, Charlotte, North Carolina 28203. The Administrator shall provide a Claimant, on request, with a copy of the claims procedures established under this Exhibit D.

Section 1.3.    Regular Claims Procedures. The claims procedure in this Section 1.3 shall apply to all claims for Plan benefits other than Disability Claims (as such term is defined in Section 1.4).

(a)Timing of Claim Denial. If the Administrator denies a claim in whole or in part (an “initial adverse benefit determination”), then the Administrator will provide notice of the decision to the Claimant within a reasonable period of time, not to exceed 90 days after the Administrator receives the claim, unless the Administrator determines that any extension of time for processing is required. In the event that the Administrator determines that such an extension is required, written notice of the extension will be furnished to the Claimant before the end of the initial 90 day review period. The extension will not exceed a period of 90 days from the end of the initial 90 day period, and the extension notice will indicate the special circumstances requiring such extension of time and the date by which the Administrator expects to render the benefit decision.

(b)Contents of Claim Denial Notice. The Administrator shall provide every Claimant who is denied a claim for benefits with a written or electronic notice of its initial adverse benefit determination. The notice will set forth, in a manner to be understood by the Claimant:

(i)the specific reason or reasons for the initial adverse benefit determination;

(ii)reference to the specific Plan provisions on which the determination is based;

Exh. C-8

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(iii)a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation as to why such information is necessary; and

(iv)an explanation of the Plan’s appeal procedure and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA after receiving a final adverse benefit determination upon appeal.

(c)Appeal Procedures. The Claimant may appeal an initial adverse benefit determination by submitting a written appeal to the Administrator within 60 days of receiving notice of the denial of the claim. The Claimant:

(i)may submit written comments, documents, records and other information relating to the claim for benefits;

(ii)will be provided, upon request and without charge, reasonable access to and copies of all documents, records and other information relevant to the Claimant’s claim for benefits; and

(iii)will receive a review that takes into account all comments, documents, records and other information submitted by the Claimant relating to the appeal, without regard to whether such information was submitted or considered in the initial benefit determination.

(d)Decision on Appeal. The Administrator will conduct a full and fair review of the claim and the initial adverse benefit determination. The Administrator holds regularly scheduled meetings at least quarterly. The Administrator shall make a benefit determination no later than the date of the regularly scheduled meeting that immediately follows the Administrator’s receipt of an appeal request, unless the appeal request is filed within 30 days preceding the date of such meeting. In such case, a benefit determination may be made by no later than the date of the second regularly scheduled meeting following the Administrator’s receipt of the appeal request. If special circumstances require a further extension of time for processing, a benefit determination shall be rendered no later than the third regularly scheduled meeting of the Administrator following the Administrator’s receipt of the appeal request. If such an extension of time for review is required, the Administrator shall provide the Claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension. The Administrator generally cannot extend the review period any further unless the Claimant voluntarily agrees to a longer extension. The Administrator shall notify the Claimant of the benefit determination as soon as possible but not later than five days after it has been made.

(e)Notice of Determination on Appeal. If the appeal is denied, the Administrator shall provide the Claimant with written or electronic notification of its denial (“final adverse benefit determination”), which shall set forth, in a manner intended to be understood by the Claimant:

(i)the specific reason or reasons for the final adverse benefit determination;

Exh. C-9

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(ii)reference to the specific Plan provisions on which the final adverse benefit determination is based;

(iii)a statement that the Claimant is entitled to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;

(iv)a statement describing any voluntary appeal procedures offered by the Plan and the Claimant’s right to obtain information about such procedures; and

(v)a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA.

Section 1.4.    Disability Claims Procedures. The claims procedure in this Section 1.4 shall apply only to claims for disability benefits with respect to which the Administrator must use its discretion to make a determination as to whether or not the Participant has a Disability or is Disabled (a “Disability Claim”).

(a)Timing of Disability Claim Denial. If the Administrator denies a Disability Claim in whole or in part (an “initial adverse benefit determination”), then the Administrator will provide notice of the decision to the Claimant within a reasonable period of time, not to exceed 45 days after the Administrator receives the Disability Claim, unless special circumstances due to matters beyond the control of the Administrator require an extension of time for processing the Disability Claim. If such an extension of time is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 45-day period. In such event, the Administrator shall have up to an additional 30 days from the end of such initial 45-day period in which to render a decision. If prior to the end of this initial 30-day extension period, the Administrator determines that, due to matters beyond its control a decision cannot be rendered within the extension period, the Administrator may extend such period for an additional 30 days, provided that the Administrator notifies the Claimant prior to the expiration of the first 30-day extension period of the circumstances requiring further extension. All notices extending the time period in which to render a decision regarding a Disability Claim under this paragraph shall indicate:

(i)the special circumstances requiring an extension of time;

(ii)the date on which the Administrator expects to render a decision;

(iii)the pertinent provisions of the Plan on which entitlement to a benefit is based; and

(iv)the unresolved issues that prevent a decision on the claim and the additional information needed to resolve those issues.

The Claimant will have 45 days after receipt of the notice to provide the Administrator with any missing information. If the Administrator requests additional information, the amount of time that the Administrator has to respond to a claim will be paused until the Claimant responds to the request.
Exh. C-10

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(b)Contents of Disability Claim Denial Notice. The Administrator shall provide every Claimant who is denied a Disability Claim with a written or electronic notice of its decision. The notice will set forth:
(i)the specific reason or reasons for the adverse benefit determination;

(ii)reference to the specific Plan provisions on which the determination is based;

(iii)a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation as to why such information is necessary;
(iv)a discussion of the decision, including an explanation of the basis for disagreeing with or not following: (A) the views presented by the Claimant to the Plan of health care professionals treating the Participant and vocational professionals who evaluated the Participant, (B) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and (C) a disability determination regarding the Participant presented by the Claimant to the Plan made by the Social Security Administration;

(v)Either the specific internal rule, guideline, protocols, standards or other similar criteria relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria do not exist;

(vi)If a Disability Claim was denied based on an exclusion or limit (such as a medical necessity requirement or an experimental treatment exclusion), either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Participant’s medical circumstances, or a statement that such explanation will be provided upon request free of charge;

(vii)A statement that the Claimant has the right to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits; and

(viii)an explanation of the Plan’s appeal procedure and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA after receiving a final adverse benefit determination upon appeal.

(c)Disability Claim Appeal Procedures. The Claimant may appeal an initial adverse benefit determination by submitting a written appeal to the designated Plan fiduciary (“reviewing fiduciary”) within 180 days of receiving notice of the denial of his Disability Claim. If the Claimant files a timely appeal, the reviewing fiduciary will perform a full and fair review of the appeal in accordance with the following:
Exh. C-11

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(i)The Claimant may submit written comments, documents, records and other information relating to the claim for benefits;

(ii)The Claimant will be provided, upon request and without charge, reasonable access to and copies of all documents, records and other information relevant to the Claimant’s claim for benefits;

(iii)The review will take into account all comments, documents, records and other information submitted by the Claimant relating to the appeal, without regard to whether such information was submitted or considered in the initial benefit determination.

(iv)The review will not afford deference to the initial adverse benefit determination and will be conducted by a Plan fiduciary who is different from and not subordinate to the fiduciary who denied the claim.

(v)The reviewing fiduciary shall either identify to the Claimant any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the adverse benefit determination, without regard to whether the advice was relied on in making the benefit determination or, alternatively, notify the Claimant that such identification is available upon request and free of charge.

(vi)If the initial adverse benefit determination was based in whole or in part on a medical judgment, the reviewing fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who was not consulted on, nor subordinate to someone who was consulted on, the original claim.

(vii)If the reviewing fiduciary anticipates denying the Claimant’s appeal, whether in whole or in part, it must provide the information described in the next sentence to the Claimant as soon as possible and sufficiently in advance of the date the reviewing fiduciary is required to render its decision. The reviewing fiduciary shall provide the Claimant with (A) any new or additional evidence considered, relied upon, or generated by the Plan, insurer, or other person making the benefit determination (or at the direction of the Plan, insurer, reviewing fiduciary or such other person), and (B) if the anticipated adverse determination is based on a new or additional rationale, the rationale for the determination.

(d)Decision on Appeal. A determination on the review by the Administrator will be made within a reasonable period of time, but not later than 45 days after receipt of a request for review, unless the Administrator determines that an extension of time for processing is required. In the event that the Administrator determines that such an extension is required, written notice of the extension will be furnished to the Claimant prior to the end of the initial 45 day review period. The extension will not exceed a period of 45 days from the end of the initial 45 day period, and the extension notice will indicate the special circumstances requiring such extension of time and the date by which the Administrator
Exh. C-12

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expects to render the determination on review. The Administrator generally cannot extend the review period beyond an additional 45 days unless the Claimant voluntarily agrees to a longer extension.

(e)Notice of Determination on Appeal. The Administrator shall provide the Claimant with written or electronic notification of its benefit determination on review. The notice shall set forth:

(i)the specific reason or reasons for the adverse determination;

(ii)reference to the specific Plan provisions on which the benefit determination is based;

(iii)a statement that the Claimant is entitled to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;

(iv)a discussion of the decision, including an explanation of the basis for disagreeing with or not following: (A)    the views presented by the Claimant to the Plan of health care professionals treating the Participant and vocational professionals who evaluated the Participant, (B)    the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and (C) a disability determination regarding the Participant presented by the Claimant to the Plan made by the Social Security Administration;

(v)either the specific internal rule, guideline, protocols, standards or other similar criteria relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria do not exist;

(vi)if a Disability Claim was denied based on an exclusion or limit (such as a medical necessity requirement or an experimental treatment exclusion), either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Participant’s medical circumstances, or a statement that such explanation will be provided upon request free of charge; and

(vii)a statement describing (A) any voluntary appeal procedures offered by the Plan, (B) the Claimant’s right to file a claim under Section 502(a) of ERISA and (C) any applicable contractual limitations period that applies to the Claimant’s right to bring such an action under Section 502(a) of ERISA, including the calendar date on which the contractual limitations period expires for the claim.

Section 1.5.    Exhaustion; Judicial Proceedings. No action at law or in equity shall be brought to recover benefits under the Plan until the claim and appeal rights described in the Plan have been exercised and the Plan benefits requested in such appeal have been denied in whole or in part. If any judicial
Exh. C-13

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proceeding is undertaken to appeal the denial of a claim or bring any other action under ERISA, the evidence presented may be strictly limited to the evidence timely presented to the Administrator. Any such judicial proceeding must be filed by the earlier of: (a) one year after the final adverse benefit determination or (b) one year after the Participant or other Claimant commenced payment of the Plan benefits at issue in the judicial proceeding.

Section 1.6.    Administrator’s Decision is Binding. Benefits under the Plan shall be paid only if the Administrator decides in its sole discretion that a Claimant is entitled to them. In determining claims for benefits, the Administrator has the authority to interpret the Plan, to resolve ambiguities, to make factual determinations, and to resolve questions relating to eligibility for and amount of benefits. Subject to applicable law, any decision made in accordance with the above claims procedures is final and binding on all parties and shall be given the maximum possible deference allowed by law. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Administrator shall make such adjustment on account thereof as it considers equitable and practicable.

Exh. C-14

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